SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[Amendment No. ____]

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DOUBLE EAGLE PETROLEUM CO.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
1. ELECTION OF DIRECTORS
2. AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
3. PROPOSAL TO RATIFY THE SELECTION OF HEIN + ASSOCIATES LLP AS CERTIFIED INDEPENDENT ACCOUNTANTS
VOTING PROCEDURES
STOCKHOLDER PROPOSALS
AVAILABILITY OF REPORTS ON FORM 10-KSB
OTHER BUSINESS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 14, 2005

To our stockholders:

     The Annual Meeting of Stockholders of Double Eagle Petroleum Co., a Maryland corporation (the “Company”), will be held on June 14, 2005, at 2:30 p.m. (local time) at the offices of Patton Boggs LLP, 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264, for the following purposes:

1.	To elect five directors of the Company’s Board of Directors;

2.	To consider and vote upon a proposal to amend our Articles of Incorporation to increase the number of authorized shares of our common stock from 10 million to 50 million shares;

3.	To ratify the selection of Hein + Associates LLP to serve as the Company’s certified independent accountants for the fiscal year ending December 31, 2005; and

4.	To transact any other business that properly may come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 25, 2005 are entitled to notice of, and to vote at, the Annual Meeting.

     All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

/s/ CAROL A. OSBORNE

Casper, Wyoming	Carol A. Osborne
May 9, 2005	Corporate Secretary

The form of proxy is enclosed. To assure that your shares will be voted at the meeting, please complete and sign the enclosed proxy and return it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

PROXY STATEMENT
DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330

ANNUAL MEETING OF STOCKHOLDERS
To be held June 14, 2005

GENERAL INFORMATION

     The enclosed proxy is solicited by and on behalf of the management of Double Eagle Petroleum Co. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 14, 2005, at 2:30 p.m. (local time), at the offices of Patton Boggs LLP, 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264, and at any adjournment of the Annual Meeting. It is planned that this Proxy Statement and the accompanying proxy will be mailed to the Company’s stockholders on or about May 9, 2005.

     Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s corporate secretary, or by electing to vote in person at the Annual Meeting.

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

     All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock, with each share entitled to one vote. Only stockholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On April 25, 2005, the Company had 8,558,404 shares outstanding. Cumulative voting is not permitted in the election of directors or otherwise.

     A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement requests authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.

     Our Annual Report to stockholders, including financial statements for the fiscal year ended December 31, 2004, is being mailed to stockholders with this proxy statement, but that Annual Report does not constitute part of the proxy soliciting material.

1. ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect five members of the Board of Directors of the Company. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. The affirmative vote of a majority of the shares represented at the Annual Meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management’s nominees for directors of the Company. Each of the nominees currently is a director of the Company.

     It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee’s age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees for director, including stock ownership and compensation, see “—Executive Compensation”, “—Security Ownership Of Certain Beneficial Owners And Management” and “—Certain Relationships And Related Transactions”

		Position with	Expiration of	Initial Date
Name	Age	the Company	Term of Director	as Director

Stephen H. Hollis	54	Chief Executive Officer, President and Director	2005 Annual Meeting	1989

Roy G. Cohee	55	Director (1)	2005 Annual Meeting	2001

Thomas A. Prendergast	71	Director (1)	2005 Annual Meeting	2002

Sigmund Balaban	63	Director (1)	2005 Annual Meeting	2005

Richard Dole	59	Director (1)	2005 Annual Meeting	2005

(1)	Member of the Audit Committee and the Compensation Committee.

     Stephen H. Hollis has served as our President and Chief Executive Officer since January 1994 and previously served as our Vice President from December 1989 through January 1994. Mr. Hollis has served as a Director of the Company since December 1989. Mr. Hollis has served as the Vice President of Hollis Oil & Gas Co., a small oil and gas company, since January 1994 and served as the President of Hollis Oil & Gas Co. from June 1986 through January 1994. Mr. Hollis was a geologist for an affiliate of United Nuclear Corporation from 1974 to 1977 and a consulting geologist from 1977 to 1979. In 1979, Mr. Hollis joined Marathon Oil Company and held various positions until 1986, when he founded Hollis Oil & Gas Co. Mr. Hollis is a past President of the Wyoming Geological Association and past President of the Rocky Mountain Section of the AAPG. Mr. Hollis received a B.A. Degree in Geology from the University of Pennsylvania in 1972 and a Masters Degree in Geology from Bryn Mawr College in 1974.

     Roy G. Cohee has served as a Director of the Company since January 25, 2001. He has served as President of C & Y Transportation Co. since 1986. C & Y Transportation Co. started business in Casper, Wyoming in 1966 and is a privately held company focused on the transportation and storage of oil field equipment and supplies throughout the Western U.S. and Canada. Mr. Cohee has been with C & Y Transportation Co. since its beginning in 1966. Mr. Cohee was elected to his first term in the Wyoming House of Representatives in 1998 and currently is in his second term. He sits on the Wyoming House Highways and Transportation Committee and the House Revenue Committee.

     Thomas A. Prendergast is a Certified Public Accountant and graduated from Fordham University in 1955 with a Bachelor of Science Degree. He has served as a Director of the Company since July 2002. Since 1986, Mr. Prendergast has been Chairman of the Board of Scot Holdings, Inc., a Texas based investment company. Mr. Prendergast also served as Chairman of Market Guide, Inc. until September 1999, when it merged with another internet company. Mr. Prendergast has served as a Director on 16 public boards in various industries. Mr. Prendergast was a founder and President of the El Paso Community College in El Paso, Texas, where he served for thirteen years.

     Sigmund Balaban served as Senior Vice President / Corporate Secretary, of Fujitsu General America, Inc. of Fairfield, New Jersey, from 2000 until July of 2001 when he retired. Prior to that time, Mr. Balaban was Vice President, Credit of Teknika Electronics beginning in 1986 and served as Senior Vice President and General Manager of Teknika Electronics beginning in 1992. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multiline manufacturer. Mr. Balaban has served as a director of ARC Wireless Solutions, Inc. (OTCBB: ARCS) since December 1994 and as chairman of its Audit Committee since July 2002.

     Richard Dole joined Petrosearch Corporation as a Director in July 2004, and assumed the positions of Chairman, President and CEO of the Company upon completion of the reorganization and merger of the Company into Petrosearch Energy Corporation effective in December 2004. Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. Since that time he has been active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He also was co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole’s extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PriceWaterhouse Coopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC) from August 2003 until July 2004 when Westport was merged into Kerr McGee Corp, and served as a member of its audit committee and a designated financial expert.

Other Executive Officers

     We have five executive officers who are not named in the above table: David C. Milholm, D. Steven Degenfelder, C.K. Adams, Beth McBride, and Carol A. Osborne.

     Mr. Milhom, 55, has served as our Chief Financial Officer since May 2003. Prior to joining us, Mr. Milholm served as a financial consultant to several energy companies between 2001 and 2003. From 1995 to 2001, Mr. Milholm served as Vice President, Chief Operating Officer and Chief Financial Officer of AlloSource, a Denver-based biomedical company. Before that, Mr. Milholm held Controller positions with Western Gas Resources, BWAB Inc. and Wintershall Oil and Gas Corp. Mr. Milholm began his career with Price Waterhouse Coopers in Denver where he became a Certified Public Accountant. Mr. Milholm received his MBA from the University of Denver in 1973 and his BSBA in Accounting from the Colorado State University in 1972.

     Mr. Degenfelder, 48, has served as our Vice President since February 1998. Mr. Degenfelder began his career in the oil and gas business as a roustabout in the oil fields of southeast New Mexico. After graduating from college, he held various land management positions with Marathon Oil Company from 1979 to 1981, Paintbrush Petroleum Corporation from 1981 to 1985 and Tyrex Oil Company from 1985 to 1995, where he served as Vice President and Director. Mr. Degenfelder served as Deputy Director of the Wyoming Office of State Lands and Investments from 1995 to 1997. He currently serves on the Board of Directors of the Petroleum Association of Wyoming and is Chairman of the Natrona County Planning and Zoning Commission. He is a member of the American Association of Professional Landmen and is past President of the Wyoming Association of Professional Landmen. Mr. Degenfelder is a Certified Professional Landman and received his degree in Business Administration from Texas Tech University in 1979.

     C. K. (Keith) Adams, 64, began serving as Vice President of Engineering and Production in the Company’s Casper office in January 2005. Mr. Adams has over 40 years of experience in drilling, completion, producing facilities design, construction and management of oil and gas operations. Mr. Adams previously worked for Skelly Oil Company, Mobil Oil Corporation, LeClair Operating Company, and in 1971 through 1985 was a principal in McIlnay – Adams & Company, Inc. which he co-founded and co-owned. During the period 1985 through 2005, Mr. Adams founded and operated Hydrocarbon Engineers, a consulting engineering firm based in Casper, WY. From

1993 – 2005 Mr. Adams formed and operated Intermountain Production LLC, a small independent oil and gas producer. Mr. Adams is a Registered Professional Engineer in Wyoming and Colorado. He received his BS/Petroleum Engineering degree from the University of Wyoming in 1964.

     Beth McBride, 47, began serving as Vice President of Exploration in the Company’s Denver office in January 2005. Ms. McBride served as a Director of the Company from January 25, 2001 until June 8, 2004. She has been President and member of the Board of Directors of Legacy Energy Corporation since co-founding Legacy Energy in 1990. Legacy Energy Corporation is a privately held oil and gas exploration company in Denver, Colorado. Ms. McBride was a geophysicist for Superior Oil Company in Houston, Texas from 1981 through 1984, and held various exploration positions with Mobil Oil Corporation in Dallas, Texas and Denver, Colorado from 1985 to 1990. Ms. McBride received a B.Sc. degree in Geophysical Engineering from Colorado School of Mines in 1980.

     Ms. Osborne, 53, has served as our Secretary since January 1996 and previously served as our Assistant Secretary from December 1989 until January 1996. Ms. Osborne has also served as our Office Manager since 1981.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors, executive officers, and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. We believe that during the fiscal year ended December 31, 2004, our officers, directors and holders of more than 10% of our outstanding common stock complied with all Section 16(a) filing requirements. In making these statements, we have relied upon the written representations of our directors and officers.

Board of Directors and Committees

     The Board of Directors met four times during the fiscal year ended December 31, 2004 and each director attended at least 75% of the Board and committee meetings he or she was eligible to attend. The standing committees of the Board include the Compensation Committee and the Audit Committee, each consisting entirely of non-employee directors. The Board has not appointed a nominating committee. We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of stockholders. One incumbent director attended the 2004 Annual Meeting of Stockholders held on June 8, 2004.

     The Compensation Committee met two times during fiscal year ended December 31, 2004 and all members of the Compensation Committee participated in all the meetings. The Compensation Committee has the authority to establish policies concerning compensation and benefits for our employees. The Compensation Committee reviews and makes recommendations concerning our compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Cohee and Prendergast.

     The Audit Committee met four times during the fiscal year ended December 31, 2004. The Audit Committee reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee currently consists of Messrs. Prendergast (Chairman) and Cohee, both of whom are independent as defined by the applicable listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Prendergast is an “audit committee financial expert” as defined by the Securities Exchange Act of 1934.

     Our Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this proxy statement. The Audit Committee will review and assess the adequacy of the Audit Committee charter annually.

     We do not have a nominating committee primarily because, given the small size of our Board of Directors, the Board of Directors has not determined to establish another standing committee. Nominees for director will be selected or recommended by our directors who are independent, as defined by the applicable listing standards of the Nasdaq Stock Market. Our independent directors are Messrs. Cohee, Prendergast, Balaban, and Dole. In selecting nominees for the Board of Directors, we seek a board with a variety of experiences and expertise, and we will consider business experience in the industry in which we operate, financial expertise, independence from transactions with us, experience with publicly traded companies, experience with relevant regulatory matters in which we are involved, and reputation for integrity and professionalism. The independent directors will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders.

     Our bylaws contain a specific provision regarding nominations made by stockholders for the election of directors. To be considered for nomination by the Board of Directors at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not fewer than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If fewer than 60 days’ notice of the meeting is given to stockholders, stockholders nominations for director must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must contain certain information about the proposed nominee, including name, age, business address and, if known, residence address of each nominee proposed in that notice, the principal occupation or employment for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder. The Board of Directors or a nominating committee of the Board of Directors, if one is formed in the future, will consider nominations for directors submitted by stockholders in accordance with the above procedure. The chairman of any meeting of our stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination will be disregarded.

Shareholder Communications to the Board

     Stockholders wishing to send communications to the Board may contact Stephen H. Hollis, our President, Chief Executive Officer and Chairman of the Board, at our principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Audit Committee Report

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 and the unaudited financial statements included in the Quarterly Reports on Form 10-QSB for each of the first three quarters of the fiscal year ended December 31, 2004.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC. The Committee also selected the Company’s independent auditors.

The Audit Committee
Roy G. Cohee
Thomas A. Prendergast

Code of Ethics

     We adopted a code of ethics that applies to our executive officers, including Mr. Hollis, our Chief Executive Officer, and Mr. Milholm, our Chief Financial Officer.

Executive Compensation

Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of our last three completed fiscal years by Stephen H. Hollis, our Chief Executive Officer and President, David C. Milholm, our Chief Financial Officer, D. Steven Degenfelder, Vice President, and by Bob D. Brady, Jr., former Vice President (collectively, the “Named Executive Officers”). Other than the “Named Executive Officers”, no employee of the Company received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

Annual Compensation

					Long-Term
					Compensation
				Long-Term	Securities	Other Annual
Name and	Fiscal Year	Salary	Bonus	Compensation	underlying	Compen-
Principal Position	Ended	($)(1)	($)	Restricted Stock	Options	sation ($)
Stephen H. Hollis, Chief Executive	2004	135,000	35,000	—	35,000	—
Officer and	2003	108,000	68,592	—	12,000	—
President	2002	72,000	48,000	—	25,000	—

David C. Milholm,	2004	97,500	19,500	—	40,000	—
Chief Financial	2003	60,000	10,000	—	6,743	—
Officer	2002	—	—	—	—	—

D. Steven	2004	97,500	19,500	—	30,000	—
Degenfelder, Vice	2003	91,250	26,849	—	10,000	—
President	2002	101,901	35,441	—	20,000	—

Bob D. Brady, Jr.,	2004	18,333	—	—	—	—
Vice President (2)	2003	109,000	13,000	—	6,743	—
	2002	72,674	—	$48,000	—	—

(1)	The dollar value of base salary (cash and non-cash) received.

(2)	Mr. Brady’s employment with us terminated on February 20, 2004.

Option Grants Table

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 2004 to the Company’s Named Executive Officers. See “Stock Option Plans”.

Option Grants For Fiscal Year Ended December 31, 2004

		% of Total
		Options Granted
	Options	to Employees in	Exercise or Base	Expiration
Name	Granted (#)	Fiscal Year	Price ($/Sh)	Date
Stephen H. Hollis,	35,000	19.9%	$14.00	(1)
Chief Executive Officer and President

David C. Milholm	30,000
Chief Financial Officer	10,000		$14.00	(1)

	40,000	22.7%	$6.31	(2)

D. Steven Degenfelder	30,000	17.0%	$14.00	(1)
Vice President

Carol Osborne	20,000	11.4%	$14.00	(1)
Corporate Secretary

Peter M. Mueller	32,500		$15.20	(3)
Chief Operating Officer	10,000		15.20	(4)

	42,500	24.2%

(1)	20% of the options vest each year for five years beginning March 23, 2005.

(2)	33% of the options issued vest each year for three years beginning May 1, 2004. Each option will expire on the fifth anniversary of the date it first became exercisable, if not exercised earlier.

(3)	Mr. Mueller’s employment with the Company terminated February 15, 2005. Each option will expire on the fifth anniversary of the date it first became exercisable, if not exercised earlier. Therefore, none of the options issued will vest since the first vesting date for 20% of the issued options would have been August 18, 2005.

(4)	The options vested at time of issue and had an expiration date of August 18, 2014. However, the options must be exercised within 90 days of the termination of Mr. Mueller’s employment. The 90 day period will end on May 15, 2005.

Aggregated Option Exercises And Fiscal Year-End Option Value Table

The following table sets forth information concerning each exercise of stock options during 2004 and unexercised options held by the Named Executive Officers at the year ended December 31, 2004.

Aggregated Option Exercises For Fiscal Year Ended December 31, 2004 And Year-End Option Values

				Value of
				Unexercised
			Number of	In-The-Money
			Unexercised	Options at
			Options at Fiscal	Fiscal Year-End
	Shares		Year-End (#)(3)	($)(4)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#) (1)	Realized ($)(2)	Unexercisable	Unexercisable
Stephen H. Hollis,	50,000	580,950	12,000/35,000	157,920/185,850
Chief Executive Officer and President
D. Steven Degenfelder	40,000	470,760	10,000/30,000	131,600/159,300
Carol Osborne	20,000	232,380	6,000/20,000	78,960/106,200

(1)	The number of shares received upon exercise of options during the fiscal year ended December 31, 2004.

(2)	With respect to options exercised during the Company’s fiscal year ended December 31, 2004, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3)	The total number of unexercised options held as of December 31, 2004, separated between those options that were exercisable and those options that were not exercisable.

(4)	For all unexercised options held as of December 31, 2004, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options, based on the closing price of the Company’s Common Stock on December 31, 2004. The closing bid price for the Company’s Common Stock on December 31, 2004 was $ 19.31 per share.

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the Compensation Committee during the year ended December 31, 2004 was, during that year, an officer or employee of the Company or of any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries.

Stock Option Plans

The 1996 Stock Option Plan

     In May 1996, our Board of Directors approved our 1996 Stock Option Plan (the “1996 Plan”), which subsequently was approved by our stockholders. Pursuant to the 1996 Plan, we may grant options to purchase an aggregate of 200,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 1996 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 1996 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 1996 Plan. At December 31, 2004, no options to purchase shares of common stock were outstanding under the 1996 Plan and no additional options could be granted under the 1996 Plan.

The 2000 Stock Option Plan

     In December 1999, our Board of Directors approved the Company’s 2000 Stock Option Plan (the “2000 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2000 Plan, we may grant options to purchase an aggregate of 200,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan is administered by an option committee that determines the terms of the options, subject to the requirements of the 2000 Plan. At December 31, 2004, options to purchase 15,354 shares of common stock were outstanding under the 2000 Plan and no additional options to purchase could be granted under the 2000 Plan.

The 2002 Stock Option Plan

     In December 2001, our Board of Directors approved our 2002 Stock Option Plan (the “2002 Plan”), which subsequently was approved by our stockholders. Pursuant to the 2002 Plan, we may grant options to purchase an aggregate of 300,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2002 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2002 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2002 Plan. At December 31, 2004, options to purchase 102,989 shares of common stock were outstanding under the 2002 Plan and options to purchase an additional 197,011 shares could be granted under the 2002 Plan.

The 2003 Stock Option and Compensation Plan

     In November 2002, our Board of Directors approved our 2003 Stock Option And Compensation Plan (the “2003 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2003 Plan, there are 300,000 shares of common stock reserved for issuance, either pursuant to grants of options to purchase shares of our common stock to key employees, directors, and other persons who have or are contributing to our success, or pursuant to grants of shares of common stock to directors of the Company who are not also employees of the Company (“Outside Directors”). The options granted pursuant to the 2003 Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The 2003 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2003 Plan, except that the option committee shall not administer the 2003 Plan with respect to automatic grants of shares and options to Outside Directors. The option committee may be the entire Board or a committee of the Board. Outside Directors automatically receive options to purchase 5,000 shares pursuant to the 2003 Plan at the time of their election as an Outside Director and thereafter on the first business day after each annual meeting of stockholders if still an

Outside Director at that time. These Outside Directors options are exercisable at the time of grant. The exercise price for options granted to Outside Directors is equal to the fair market value of our common stock on the date of grant. All options granted to Outside Directors expire three years after the date of grant. The 2003 Plan also provides that Outside Directors will receive 2,000 shares of common stock at the time of their election as an Outside Director and on the first business day after each annual meeting of stockholders during the term of the 2003 Plan while they remain Outside Directors. At December 31, 2004, options to purchase 196,100 shares of common stock were outstanding and 12,000 shares of common stock had been issued under the 2003 Plan, and options to purchase an additional 81,900 shares could be granted under the Plan.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2004 with respect to shares of common stock that may be issued under our existing equity compensation plans. We have four equity compensation plans—the 1996 Stock Option Plan, the 2000 Stock Option Plan, the 2002 Stock Option Plan and the 2003 Stock Option and Compensation Plan.

(c)
Number of securities
		(b)	remaining available for
	(a)	Weighted-average	future issuance under
	Number of securities to be	exercise	equity
	issued upon exercise of	price of outstanding	compensation plans
	outstanding options,	options, warrants and	(excluding securities
Plan category	warrants and rights	rights	reflected in column (a))
Equity compensation plans approved by security holders	314,443	$ 14.32	278,911 (1)

Equity compensation plans not approved by security holders	5,000 (2)	$ 6.15	-0-

Total	319,443	$ 10.97	278,911

(1)	Represents no shares available for issuance under the 1996 Stock Option Plan, no shares available for issuance under the 2000 Stock Option Plan, 197,011 shares available for issuance under the 2002 Stock Option Plan and 81,900 shares available for issuance under the 2003 Stock Option and Compensation Plan.

(2)	Certain options were granted to directors and officers outside of our plans which were not approved by shareholders. These options vest over a three-year period from the grant date and expire three to five years from the grant date.

Compensation of Outside Directors

     Outside Directors are paid $500 for each meeting of the Board of Directors that they attend. In addition, each outside Director will receive 2,000 shares of common stock and options to purchase 5,000 shares each year pursuant to the 2003 Plan. Directors also are reimbursed for expenses incurred in attending meetings and for other expenses incurred on our behalf. In June 2004, we issued 2,000 shares of common stock to each outside Director at that time and each outside Director at that time was granted options to purchase 5,000 shares of common stock for $13.56 per share. These options expire June 9, 2009.

Security Ownership Of Certain Beneficial Owners And Management

     The following table summarizes certain information as of April 25, 2005 with respect to the beneficial ownership of our common stock (i) by our directors, (ii) our named executive officers, (iii) by stockholders known by us to own 5% or more of our common stock, and (iv) by all executive officers and directors as a group.

	As Of April 25, 2005
			Percentage Of
			Class
Name And Address Of	Number Of		Beneficially
Beneficial Owner	Shares		Owned
Stephen H. Hollis (1)	720,200	(1)	8.41%
3350 Misty Mountain Road
Casper, Wyoming 82601

Roy G. Cohee	36,825	(2)	*
2046 Rustic Drive
Casper, Wyoming 82601

Thomas A. Prendergast	38,600	(5)	*
725 Montoya Oak
El Paso, Texas 79932

Sigmund Balaban	1,300	(6)	*
10 Grecian Street
Parsippany, New Jersey 07054

Richard Dole	1,300	(6)	*
777 Overland Trail
Casper, Wyoming 82601

David C. Milholm	19,409	(7)	*
777 Overland Trail
Casper, Wyoming 82601

Bob D. Brady, Jr.	0		*
777 Overland Trail
Casper, Wyoming 82601

	As Of April 25, 2005
			Percentage Of
			Class
Name And Address Of	Number Of		Beneficially
Beneficial Owner	Shares		Owned
Directors and Officers as a group	991,356	(1)(2)
(Nine Persons)	(3)(4)(5	)(6)(7)	11.49%

Hollis Oil & Gas Co. (4)	350,000		4.09%

Wellington Management Company, LLP	565,446	(8)	6.61%
75 State Street
Boston, MA 02109

*	Less than one percent.

(1)	Includes options held by Mr. Hollis to purchase 12,000 shares for $6.15 per share that expire on February 4, 2006 and options to purchase 7,000 for $14.00 that expire on March 23, 2010 and that became exercisable on March 23, 2005. In addition to 351,200 shares owned directly by Mr. Hollis, the table above includes 350,000 shares of common stock owned by Hollis Oil & Gas Co. Mr. Hollis is an officer, director and 51 percent owner of Hollis Oil & Gas Co.

(2)	Includes options to purchase 5,000 shares for $6.15 per share that expire on February 4, 2006 and options to purchase 5,000 shares for $13.56 per share that expire on July 9, 2009.

(3)	In addition to the shares described in footnotes (1), (2), (5), (6), and (7), the shares owned by Directors and Executive Officers as a Group, includes: (i) 30,270 shares and options to purchase 6,000 shares for $14.00 per share held by D. Steven Degenfelder, our Vice President; and (ii) 30,100 shares held by Beth McBride, our Vice President of Exploration.

(4)	The shares owned by Hollis Oil & Gas Company are shown or included as beneficially owned three times in the table: once as beneficially owned by Hollis Oil & Gas Company, again under the beneficial ownership of Mr. Hollis, and also as a part of the shares beneficially owned by Directors and Executive Officers as a group.

(5)	Includes 24,600 shares beneficially owned of record by Scot Holding Inc., which is wholly-owned by Mr. Prendergast’s family of which Mr. Prendergast is a Director and Chairman, 4,000 shares held by Mr. Prendergast and options to purchase 5,000 shares for $6.15 per share that expire on February 4, 2006 and options to purchase 5,000 shares for $13.56 per share that expire on June 9, 2009 held by Mr. Prendergast.

(6)	Includes options to purchase 1,000 shares for $20.21 per share that expire March 24, 2010.

(7)	Includes options to purchase 6,743 shares for $14.83 per share that expire on November 11, 2006, options to purchase 3,333 shares for $6.31 per share that expire on May 1, 2009, options to purchase 3,333 shares for $6.31 per share that expire on May 1, 2010, and options to purchase 6,000 shares for $14.00 per share that expire on March 23, 2010.

(8)	Based upon a Schedule 13G dated and filed with the Securities and Exchange Commission on February 14, 2005. According to the Schedule 13G, Wellington Management Company, LLP has shared voting power with respect to 565,446 shares, and shared power to dispose of the 565,446 shares.

Certain Relationships And Related Transactions

     A company owned by Ken M. Daraie, a member of our Board of Directors until June 8, 2004, acts as operator on a property owned by us. That company also performs services on other producing properties in which the Company owns an interest and on drilling projects in which the Company participates. Amounts paid by us to this company were $50,205 and $68,241, for the year ended December 31, 2004 and fiscal 2003, respectively.

2. AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

     Under Maryland law, we may issue shares of our common stock only to the extent that those shares have been authorized for issuance under our Articles of Incorporation. Our Articles of Incorporation currently authorize the issuance of 10 million shares of common stock, par value $.10 per share. As of April 25, 2005, 8,558,404 shares of common stock were issued and outstanding. Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 10 million shares to 50 million shares.

     Approval of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.

Description of Securities

     Holders of our common stock are entitled to one vote for each share held of record in all matters to be voted on by the stockholders, except that in the election of directors each stockholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting is not permitted in the election of directors or otherwise. Holders of common stock are entitled to receive dividends as may be legally declared from time to time by the Board of Directors, and in the event of our liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on common stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including our future earnings, capital requirements and financial condition. We have not declared dividends on our common stock since our inception, and we currently anticipate that all earnings, if any, in the future will be retained for the development of our business rather than the payment of dividends.

     The holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. Our Articles of Incorporation require the approval of the holders of a majority of our outstanding common stock for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to our articles of incorporation. There exists no provision in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of the Company.

Purpose and Effect of the Amendment

     The purpose of the proposed amendment to the Articles of Incorporation is to authorize additional shares that could be available for future issuance in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to declare stock dividends, to provide equity incentives to employees or officers, or to issue or reserve shares of common stock for other corporate purposes. The existing availability of additional shares of common stock would be particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and might not be able to accomplish its objective if it would need to take the time and delays necessary to obtain stockholder approval for the authorization and issuance of additional shares of common stock before being able to proceed with the transaction. The Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

     The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

     If approved by stockholders, after the amendment is filed with the Secretary of State of Maryland, the Board of Directors will be authorized to issue additional shares of common stock at such times, to such persons and for such consideration as it may determine in its discretion, subject to limitations imposed by applicable law or the rules of any exchange on which the common stock may be listed.

     One result of an increase in the number of shares of authorized common stock may be to help the Board of Directors discourage or render more difficult a change in control. For example, the additional shares could be issued to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to effect a takeover or gain control of the Company, regardless of whether the change of control is favored by a majority of unaffiliated stockholders. We could also privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. We are not adopting this amendment with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of the Company. We are not aware of any proposed or contemplated transaction of this type.

     The terms of any additional shares of common stock that are issued in the future will be identical to those of the currently outstanding shares of common stock. This amendment, if approved, and the resulting creation of additional shares of authorized common stock will not alter the current number of issued shares nor affect the legal rights of the holders of the existing shares of common stock. The relative rights (including voting rights) and limitations of the shares of common stock would remain unchanged as a result of this amendment, if it is approved.

     Under our Articles of Incorporation, holders of our common stock do not have preemptive rights. Accordingly, the issuance of any additional shares of common stock would have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of common stock. Such dilution may be substantial, depending upon the amount of shares issued.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the stockholders vote FOR the amendment to the Articles of Incorporation to increase the number of authorized common stock from 10 million shares to 50 million shares.

3. PROPOSAL TO RATIFY THE SELECTION OF HEIN + ASSOCIATES LLP
AS CERTIFIED INDEPENDENT ACCOUNTANTS

     On October 13, 2003, we replaced Lovelett, Skogen & Associates, P.C. as our independent accountants and engaged Hein + Associates LLP as our principal accountant to audit our financial statements. The decision to change was approved by the Board of Directors. Lovelett, Skogen & Associates, P.C.’s report on the financial statements for either of the last two years they were our independent accountant did not contain an adverse opinion and was not modified as to uncertainty, audit scope or accounting principles. A current report on Form 8-K was filed with the SEC on October 15, 2003 regarding the change of auditors.

     An affirmative vote of the majority of shares represented at the Annual Meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, our Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board of Directors may reconsider its selection of Hein + Associates LLP. It is expected that one or more representatives of Hein + Associates LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

Audit Fees

     The aggregate fees billed for professional services rendered by Hein + Associates LLP (“HEIN”) for its audit of our annual financial statements and its reviews of our financial statements included in Forms 10-QSB in fiscal years 2004 and 2003 were $68,025 and $41,640, respectively.

Audit-Related Fees

     The aggregate fees billed for audit related services by HEIN in fiscal years 2004 and 2003 were $4,360 and $0, respectively. These fees were accrued in connection with the implementation of new accounting pronouncements.

Tax Fees

     The aggregate fees billed by our independent auditors in each of years 2004 and 2003 for professional services for tax compliance, tax advice, or tax planning were $7,000 and $0, respectively.

All Other Fees

     There were no fees billed in by our independent auditors each of fiscal years 2004 and 2003 for professional services other than the services described above.

Audit Committee Pre-Approval Policies

     Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) that the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of HEIN fees for audit services in fiscal years 2004 and 2003. Audit-related fees for services performed by HEIN in fiscal years 2004 and 2003 were not recognized by us at the time of the engagement to be non-audit services. Except as indicated above, there were no fees other than audit fees for fiscal years 2004 and 2003, and the auditors engaged performed all the services described above with their full time permanent employees.

     The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the selection of Hein + Associates LLP as the Company’s certified independent accountants.

VOTING PROCEDURES

     Votes at the Annual Meeting are counted by an inspector of election appointed by the chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval the items submitted to stockholders, except for proposal 2, which requires the affirmative vote of a majority of the outstanding shares, for their consideration unless a different number of votes is required by statute or our articles of incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his or her proxy card and withholds authority to vote on any matter, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2005 fiscal year, proposals by individual stockholders must be received by us no later than February 16, 2006.

     In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting at stockholders to be properly brought before such meeting, such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices no earlier than March 17, 2006 and no later than April 23, 2006 (assuming a meeting date of June 14, 2006). However, if less than sixty days’ notice of the Company’s next annual meeting is given to stockholders of the Company, such proposal must be delivered or mailed to the Company’s Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. In addition, such proposal must also comply with the procedures outlined in the Company’s By-laws.

AVAILABILITY OF REPORTS ON FORM 10-KSB

     Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 to any of our stockholders of record or to any stockholder who owns common stock listed in the name of a bank or broker as nominee at the close of business on April 25, 2005. Any request for a copy of our Annual Report on Form 10-KSB should be mailed to the Secretary, Double Eagle Petroleum Co., P. O. Box 766, Casper, Wyoming 82601.

OTHER BUSINESS

     Our management does not know of any matters to be presented at the meeting other than those set forth in this proxy statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.

Dated: May 9, 2005	/s/ CAROL A. OSBORNE
Carol A. Osborne
Corporate Secretary

* * * * *

Appendix A

Double Eagle Petroleum, Inc.

Restated Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company.

Committee Structure

The Audit Committee shall consist of at least three directors, or such other number as the Audit Committee may have and remain in compliance with the rules and regulations promulgated by the Nasdaq Stock Market. Each member of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the ‘SEC”). All members of the Committee shall be able to read and understand fundamental financial statements and at least one member of the Committee shall have past or current employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. The Board may, at any time and in its complete discretion, replace a Committee member.

Meetings

The Committee shall meet in executive session at least twice a year.

The Committee shall maintain minutes and other relevant documentation of all its meetings.

Committee Authority and Responsibilities

The Committee shall directly appoint, retain and compensate the Company’s independent auditor, subject to shareholder approval. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

A-1

The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures

Revised as of March 24, 2005

*****

A-2

PROXY	PROXY

DOUBLE EAGLE PETROLEUM CO.
For the Annual Meeting of Stockholders
Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Stephen H. Hollis and David Milholm, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Double Eagle Petroleum Co. (the “Company”) to be held at 2:30 p.m. (local time) on June 14, 2005, at the offices of Patton Boggs LLP, 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264, or any adjournments thereof, on the following matters:

☑ Please mark votes as in this example.

1. ELECTION OF DIRECTORS

Nominees: Roy G. Cohee, Stephen H. Hollis, Thomas A. Prendergast, Sigmund Balaban, and Richard Dole

FOR ALL NOMINEES ☐

WITHHELD FROM ALL NOMINEES ☐

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE ☐

2.	Proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10 million to 50 million shares.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to ratify the selection of Hein + Associates LLP as the Company’s certified independent accountants.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

☐ YES ☐ NO ☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, and 4. This proxy is solicited on behalf of the Board of Directors of Double Eagle Petroleum Co.

Dated:

Signature:

Signature:

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)